UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2023, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”) appointed Esther Rajavelu as the Company’s Chief Financial Officer and Chief Business Officer.

Ms. Rajavelu, age 45, served as chief financial officer of Fulcrum Therapeutics, Inc. (“Fulcrum”) from January 2022 to April 2023. Prior to joining Fulcrum, Ms. Rajavelu’s career in the biotechnology sector includes her time as an equities research analyst, investment banker, and strategy consultant. She served as a senior equities research analyst at UBS Securities (“UBS”) from July 2020 to December 2021. Prior to joining UBS, Ms. Rajavelu served as a senior equities research analyst at Oppenheimer & Co. Inc. (“Oppenheimer”) from June 2018 to July 2020. Prior to joining Oppenheimer, Ms. Rajavelu served as an equities research analyst at Deutsche Bank from June 2014 to June 2018. Prior to joining Deutsche Bank, she served as vice president, life sciences M&A and capital & debt advisory at Ernst & Young Capital Advisors, LLC (“EY Capital Advisors”) from 2011 to 2014. Prior to joining EY Capital Advisors, she worked at Bank of America Merrill Lynch from 2006 to 2011 in the healthcare investment banking group where she focused on financing and strategic transactions in the biotechnology and medical devices sectors. Ms. Rajavelu received a MBA from The Wharton School of the University of Pennsylvania and a B.A. in Economics and International Relations from Wesleyan University.

In connection with Ms. Rajavelu’s appointment, she entered into an executive employment agreement (the “Agreement”) with the Company, effective as of November 6, 2023 (the “Effective Date”), setting forth her compensation and certain other terms. Pursuant to the Agreement, Ms. Rajavelu is entitled to receive an annual base salary of $475,000, a one-time sign-on bonus of $50,000, and an annual cash bonus commencing in fiscal year 2024 of up to 40% of her then-current base salary (the “Annual Performance Bonus”). The Annual Performance Bonus, if any, will be determined by the Company’s Board of Directors and will be based upon the achievement of corporate and individual performance objectives. Pursuant to the Agreement, on November 13, 2023, Ms. Rajavelu will be granted 300,000 restricted stock units (“RSUs”) (each RSU relating to one share of the Company’s common stock, par value $0.001 per share) under the Spero Therapeutics, Inc. 2019 Inducement Equity Incentive Plan, as amended (the “2019 Inducement Plan”). The RSUs will be granted as an inducement material to Ms. Rajavelu becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The RSUs will vest in four equal annual installments beginning on the first anniversary of the Effective Date, subject to Ms. Rajavelu’s continued employment with the Company on such vesting dates. The RSUs are subject to the terms and conditions of the 2019 Inducement Plan and the terms and conditions of a RSU agreement covering the grant.

The Agreement also provides for the following severance payments upon termination by the Company without Cause (as defined in the Agreement) or by Ms. Rajavelu for Good Reason (as defined in the Agreement): (i) payment of her then-current base salary for a period of nine months following termination; (ii) a pro-rated target bonus for the period during which Ms. Rajavelu was employed in the year of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Ms. Rajavelu becomes eligible for medical benefits with another employer. Further, the Agreement provides that upon termination by the Company without Cause or by Ms. Rajavelu for Good Reason within 90 days prior to the earlier to occur of a Change of Control (as defined in the Agreement) or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Ms. Rajavelu will be entitled to receive: (i) a lump sum payment equal to 12 months of her then-current base salary plus her then-current target performance bonus; (ii) acceleration of all unvested equity awards as of the date of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Ms. Rajavelu becomes eligible for medical benefits with another employer. Payment in each case is subject to Ms. Rajavelu’s execution of a release satisfactory to the Company following such termination. In addition, if Ms. Rajavelu’s employment terminates as a result of disability or death, she shall be entitled to receive a pro-rated target bonus for the period during which Ms. Rajavelu was employed in the year of termination.

The foregoing is only a summary of the Agreement and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2023.

The selection of Ms. Rajavelu to perform the functions of Chief Financial Officer and Chief Business Officer was not pursuant to any arrangement or understanding between Ms. Rajavelu and any other person. There are no family relationships between Ms. Rajavelu and any director or executive officer of the Company, and there are no transactions between Ms. Rajavelu and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Rajavelu will enter into an indemnification agreement, which will be effective as of the Effective Date, in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 6, 2017 and is incorporated herein by reference.

While Ms. Rajavelu’s employment is effective as of November 6, 2023, she will not formally assume the role of Chief Financial Officer until the day after the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Through the date of that filing, the Company’s current Interim Chief Financial Officer, Stephen DiPalma, will continue in his capacity, with Ms. Rajavelu succeeding to those duties thereafter. Mr. DiPalma may continue to consult with the Company as needed during the transition after Ms. Rajavelu assumes the Chief Financial Officer role.

Item 8.01	Other Events.

On November 1, 2023, the Company issued a press release announcing the appointment of Ms. Rajavelu as the Company’s Chief Financial Officer and Chief Business Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2023	SPERO THERAPEUTICS, INC.

	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer